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                         PATRIOT SCIENTIFIC CORPORATION

                                  EXHIBIT 10.6

                       LETTER STOCK AND WARRANT AGREEMENT


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January 10, 1996

Robert E. Crawford
61 Crestwood Drive
St. Louis, Missouri  63105

Dear Mr. Crawford:

This letter confirms our recent conversation whereby you expressed a desire to purchase 200,000_shares (the "Shares") of Patriot Scientific Corporation ("Patriot") Common Stock, par value $.00001 (the "Common Stock"), for the sum of $100,000 USD (the "Funds") or $0.50 per share. Patriot is willing to sell the Shares to you for the consideration and upon the terms hereof, subject to receipt of Funds by Patriot by certified check or wire transfer on or before January 10, 1996. Please contact me if you need wiring instructions.

Upon receipt of the Funds, Patriot shall immediately take all necessary corporate action to cause the Shares to be issued to you in the name and at the address you specify below.

In connection with the above, you are hereby granted a non-transferable Warrant to purchase an additional 200,000 shares at the same price of $.50 per share for a period of 60 days, or 30 days after the date of notice of any registration, whichever is later, but in any event not later than six months from this date.

You acknowledge that the Shares are being offered and sold without qualification or registration under California Corporate Securities Law of 1968 or any other State securities act or the Securities Act of 1933, as amended, in reliance upon an exemption from the qualification and registration requirements for private placements. In furtherance thereof, you represent and warrant to and agree with the Company as follows:

(a) You satisfy the requirements of Section 501(a)(5) of Regulation D (i.e., a natural person whose individual net worth, or joint net worth with that of your spouse, at the time of purchase exceeds $1,000,000) and are therefore an "accredited investor" as such term is defined in Regulation D of the Securities Act of 1933.

(b) You have received and reviewed the Patriot Annual Report on Form 10-KSB for the fiscal year ended May 31, 1995, the Quarterly Reports on Form 10-QSB for the fiscal quarters ended August 31, 1995 and November 30, 1995 and all other documents and information requested by you.

(c) You acknowledge that you have been provided or have had free and full access to inspect all of the premises, properties, assets, books, contracts, commitments, securities filings and other documents relating to the business of Patriot. You acknowledge that you are satisfied that you have obtained sufficient information to evaluate the merits and risks of an investment in Patriot and you understand the business in which Patriot is engaged.

(d) You have had the opportunity to meet with representatives of Patriot and to have them answer any questions and provide additional information regarding the finances, operations, business and prospects of Patriot deemed relevant by you and all such questions have been answered and requested information provided to your satisfaction.

(e) You have such knowledge and experience in financial and business matters so as to enable you to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

(f) You are aware that an investment in the Shares is highly speculative and involves a high degree of risk.

(g) You have the financial ability to bear the loss of your entire investment in the Shares.

(h) You are acquiring the Shares solely for your own account for investment and not with a view to resale or distribution.

(i) You understand that the Shares being purchased are characterized as "restricted securities" under the federal securities laws because they are being acquired from Patriot in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, you represent that you are familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the 1933 Act.

(j) You understand that the certificates evidencing the Shares will bear a and may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities. Patriot agrees however to register the shares (including those underlying the Warrant) in any current or future registration statement filed by Patriot (other than registration statements filed in connection with employee benefit plans or mergers). We also agree to use our reasonable best efforts to effect a registration of the shares, subject to the limitations and restrictions generally associated with demand registration rights. However, there can be no assurance of future registration and you may be required to hold the Shares under rule 144.

You and Patriot warrant that no broker, finder or other person is entitled to receive from Patriot or you any commission, finder's fee or other similar compensation in connection with this transaction and each party agrees to defend, indemnify and hold harmless the other party against any loss liability, damage, cost, claim or expense incurred by


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reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

Each party shall pay its own costs and expenses incurred or to be incurred in closing and carrying out this transaction. The terms of this investment and agreement shall be construed, performed and enforced in accordance with the laws of the State of California.

The terms of this letter requires the signature by you below and delivery of the Funds to Patriot on or before January 10, 1996. If Patriot does not receive the Funds and a copy of this letter signed by you by January 10, 1996, the foregoing offer by Patriot to sell the Shares shall terminate.
                                        Sincerely,


                                        ELWOOD G. NORRIS
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                                        Elwood G. Norris
                                        CEO & President

Acknowledged and Agreed:

ROBERT E. CRAWFORD, JR.
Signature

ROBERT E. CRAWFORD, JR.
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Printed Name


61 Crestwood Rive, St. Louis, Missouri 63105
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Address


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